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                                                                   Exhibit 10.19

                                    FORM OF
                   BOSTON SCIENTIFIC CORPORATION 401(K) PLAN


                                FOURTH AMENDMENT

     Pursuant to Section 10.1 of the Boston Scientific Corporation 401(k) Plan (the "Plan"), Boston Scientific Corporation hereby amends the Plan as follows, effective as of the date set forth herein:

     1. Effective as of January 1, 2001, Sections 3.3(a) and (b) are amended by deleting such sections in their entirety and by inserting the following therefor:

          "(a) On a bi-weekly basis, each Participating Employer will make a Matching Contribution to the Trust for the benefit of each Participant on whose behalf it made Elective Contributions for the period. The amount of Matching Contributions made by a Participating Employer for the period shall be equal to (i) 100% of the Elective Contributions made on behalf of the Participant for the period which do not exceed 2% of the Participant's Compensation for such period, plus (ii) 50% of the Elective Contributions made on behalf of the Participant for the period which exceed 2% but do not exceed 4% of the Participant's Compensation for such period.

          (b) If (i) a Participant is an Eligible Employee on the last day of the Plan Year, and (ii) the aggregate Matching Contributions made by his or her Participating Employer under paragraph (a) above to the Trust for the benefit of such Participant with respect to such Plan Year are less than the lesser of (1) 100% of the Participant's Elective Contributions for such Plan Year which do not exceed 2% of the Participant's Compensation for such Year plus 50% of the Participant's Elective Contributions for such Plan Year which exceed 2% but do not exceed 4% of the Participant's Compensation for such Year; or (2) 3% of such Participant's Compensation in such Plan Year, then the Participating Employer shall make a further contribution to the Trust, for the benefit of such Participant, to be credited to his or her Matching Contribution Account, such that the aggregate Matching Contributions made by the Participating Employer for the benefit of such Participant for the Plan Year under this Section shall equal the lesser of the amounts set forth in clauses (1) and (2) above."


     3. Effective as of January 1, 2000, Section 14.8(d) is amended by deleting such section in its entirety and by inserting the following therefor:

          "(d) for all other purposes under the Plan, the same as in (a) above, reduced by all of the following items (even if includable in gross income): reimbursements or other expense allowances, bonuses, deferred compensation, payments under the Supplemental Severance Plan, and moving expenses, provided however that any elective contributions made by the Participating Employer that are not includible in gross income by reason of Code section 125 or 402(e)(3) shall in all cases be includible


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     as "Compensation" for purposes of this paragraph (d). Notwithstanding the foregoing, for purposes of allocating Discretionary Contributions for a Plan Year, commissions paid to any field sales commissioned Employee who is a Highly Compensated Employee for such Plan Year shall be taken into consideration only to the extent of the lesser of (i) fifty percent of the amount of the commissions so paid, or (ii) the amount, not in excess of the commissions so paid, which when added to all other amounts paid such Employee and qualifying as Compensation results in an aggregate amount of Compensation of $85,000."

     3. Effective as of January 1, 2001, Section 14.8(d) is amended by deleting the words "reimbursements or other expense allowances," therein and by inserting the following therefor:

     "cost-of-living adjustments, reimbursements or other expense allowances, pay in lieu of vacation upon termination of employment,".


     IN WITNESS WHEREOF, Boston Scientific Corporation has caused this amendment to be executed in its name and on its behalf this __ day of _____________, 2000


                                        BOSTON SCIENTIFIC CORPORATION


                                        By:  ________________________________

                                        Title: ______________________________



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